UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6 2020

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207. 556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2020, IDEXX Laboratories, Inc. (the “Company”) held its 2020 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders considered and voted on the following proposals, each of which is described in more detail in the Company’s proxy statement dated March 26, 2020, (the "Proxy Statement"): (1) the election of three Class II directors for terms expiring at the 2023 annual meeting of shareholders; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the current fiscal year; and (3) the approval, on an advisory basis, of the compensation of the Company's named executive officers as presented in the Proxy Statement delivered to shareholders in connection with the Annual Meeting.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

Proposal One:	Election of Directors

Nominees	For	Against	Abstain	Broker Non-Votes
Rebecca M. Henderson, PhD	68,052,630	1,721,398	55,185	6,979,003
Lawrence D. Kingsley	68,554,404	1,215,538	59,271	6,979,003
Sophie V. Vandebroek, PhD	68,842,376	932,683	54,154	6,979,003

Proposal Two:	Ratification of Appointment of Independent Registered Public Accounting Firm

For	75,854,950
Against	904,596
Abstain	48,670
Broker Non-Votes	N/A

Proposal Three:	Advisory Vote to Approve Executive Compensation

For	66,704,937
Against	3,017,430
Abstain	106,846
Broker Non-Votes	6,979,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: May 11, 2020	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
Corporate Vice President, General Counsel and Secretary

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